UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CROSS ATLANTIC COMMODITIES, INC.
(Exact name of registrant as specified in its charter)

    NEVADA                                      76-0768756
(State of Incorporation          (I.R.S. Employer Identification No.)
     or organization)

245 Park Avenue, 39th Floor, New York, NY                    10167
(Address of principal executive offices)                  (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

- None-

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant
to General Instruction A.(c), check the following box.   [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant
to General Instruction A.(d), check the following box.   [  ]

Securities Act registration statement file number to which this form
relates:   333-1311294

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be                Name of each exchange on which
      so registered                      each class is to be registered

Common Stock, par value $.001                         None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant?s Securities to be Registered.

See "Description of Securities" in Cross Atlantic's Registration
Statement on Form SB-2 (File No. 333-1311294) which is hereby incorporated by reference.

Item 2.   Exhibits

3.i      Articles of Incorporation
3.ii     By-Laws
4.i      Form of Specimen of common stock
5        Consent and Opinion of Legal Counsel, Jody
            Walker, Esq.
10.1     Asset Purchase Agreement dated October 2004
10.2     Commodities Contract with Victoria Coffees dated
         August 2, 2005
10.3     Lockup Agreements
10.4     Martell Strategic Alliance Agreement dated
           September 23, 2005
10.5     Triland Control Agreement dated
           September 23, 2005
10.6     Triland Customer Agreement
23.1     Consent of Independent Registered
           Accounting Firm

See "Exhibits" in Cross Atlantic's Registration Statement on Form SB-2 (File No. 333-1311294) which is hereby incorporated by reference.



                                SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                      CROSS ATLANTIC COMMODITIES, INC.

                                        /s/ Michael Enemaerke
                                        ----------------------
                                     By: Michael Enemaerke, President

Dated:   March 21, 2006